Exhibit 10.10

DISTRIBUTORSHIP AGREEMENT

THIS AGREEMENT, effective as of 11th of November, 2022 (“Effective Date”), entered into between:

(A)	Firstlink Healthcare Asia Limited, a company incorporated under the laws of Hong Kong and having its office at Room B, 17/F, Loyong Court, 212-220 Lockhart Road, wanchai, Hong Kong and its related affiliates hereinafter called (“Firstlink”)

(B)	Cubebio Co., Ltd, a company incorporated under the laws of Republic of Korea and having its office at 8F Shinhan Life Bldg., Digital-ro 10-gil 9, Geumcheon-gu, Seoul, Korea and its related affiliates hereinafter collectively called (“Cubebio”).

Firstlink is authorized by Cubebio to represent the Export sales of the PRODUCT (as hereinafter defined) and to possess the right to grant the distributorship of the PRODUCT to the distributors in the Territory.

Whereas, the Cubebio appoints and names the Firstlink, and the Firstlink is willing to be appointed and named, as the CUBEBIO’S exclusive distributor of the PRODUCT in the Territory (as hereinafter defined) with the rights including but not limited to re-distribute or resell the PRODUCTS in the Territory and hold the licenses under the name of FIRSTLINK.

The parties agree as follows:

1.	Appointment:

Subject to the terms and conditions of this Distributorship Agreement and the Appendixes hereunder (“this Agreement”), Cubebio appoints Firstlink, and Firstlink accepts such appointment and agrees to act as CUBEBIO’S exclusive distributor of the CUBEBIO’S PRODUCTS within the Territory (as defined below).

2.	Distribution right:

CUBEBIO’S appointment of FIRSTLINK in Appendix 1 of this Agreement is appointment to distribute PRODUCT in the Territory for a period of 3 years from November 11, 2022 to 30th October 2025. Firstlink shall advertise, solicit and make sales of the PRODUCTS, appoint sub-distributor for the PRODUCTS in the Territory to do any business activities that would cause direct or indirect competition with Firstlink in distributing the PRODUCTS within the Territory.

3.	Territory:

Taiwan, Thailand, Indonesia, Philippines, Vietnam and Malaysia.

4.	Products:

See attached PRODUCT list. (Appendix I)

New items or territories may be further added in the attachment as a new Appendix later on when if mutually agreed by both CUBEBIO and FIRSTLINK in writing.

5.	Order and Payment Term

a)	Throughout the Term (to be defined below) of this Agreement, FIRSTLINK shall purchase from CUBEBIO the order quantity of the Product. FIRSTLINK shall submit to CUBEBIO, via electronic mail or facsimile with receipt confirmation, an order for the Product (“Order”) at least ninety (90) days in advance of the requested delivery date in a form mutually agreed that specifies the quantity of the Product ordered, the desired delivery date, the price and other instructions or information reasonably required in such Order.

b)	All payments to CUBEBIO under this Agreement shall be made by bank telegraphic transfer under the payment term in 5(c) to an account in the name of CUBEBIO designated in writing by the CUBEBIO. Payments hereunder shall be considered to be made as of the day on which they are received by the CUBEBIO’s designated bank. Unless otherwise expressly stated in this Agreement, all amounts specified to be payable under this Agreement shall be paid in United States Dollars.

-	Bank: SHINHAN BANK

-	Beneficiary: CUBEBIO Co., Ltd.

-	Swift Code: SHBKKRSE

-	Account No: 180-008-192588

c)	Payment term may be further added in the attachment as a new Appendix later on when if mutually agreed by both CUBEBIO and FIRSTLINK in writing.

6.	Termination:

(A)	This Agreement can be terminated should any of the following events occur, and the non-defaulting party shall have the right to immediately or according to the below terms to terminate this Agreement by written notice, namely:

I.	Either party commits a breach of any of the articles of this Agreement and fails to remedy the same within ninety (90) days of service of notice from the non-defaulting party requiring it to do so;

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II.	Either party becomes insolvent or is unable to meet debts as they mature without advice the other party in advance;

III.	Either party makes or is made an assignment for the benefit of creditors or goes into liquidation (except for the purpose of amalgamation), bankruptcy or receivership;

IV.	Either party ceases to carry on business;

V.	Both parties agree on its termination in writing;

VI.	The CUBEBIO has the option to terminate this Agreement if there is at any time a material change in the ultimate ownership or control of the FIRSTLINK. On the contrary, if there is at any time a material change in the ownership or control of the CUBEBIO, the FIRSTLINK shall have option to terminate this Agreement;

VII.	If FIRSTLINK does not place the order, launch the PRODUCTS and commence marketing, promoting and detailing activities in the Territory within three (3) months after completing product registration in the Territory if applicable, CUBEBIO may, at its sole discretion and with no further liability to FIRSTLINK, terminate this Agreement or modify the terms and conditions hereof, including canceling FIRSTLINK’s exclusive distributorship, by a 30-day written notice.

(B)	Any termination in accordance with these provisions shall be without prejudice to the rights of the party terminating this Agreement to recover any payable sums due to it hereunder and to the rights of that party in respect of any antecedent breach of this Agreement.

7.	Confidential:

(A)	FIRSTLINK shall use the Confidential Information solely for the purpose of disclosure under this Agreement and for no other purposes whatsoever.

(B)	FIRSTLINK shall not to disclose the confidential information to any third party. Confidential Information may be disclosed only to those employees, officers, directors, agents, experts and consultants or advisors (collectively referred to as the “Representatives”) who are required to possess the Confidential Information in order to evaluate or engage in discussions regarding a potential business relationship, subject to such Representatives being bound by the same terms and conditions of confidentiality as set forth in this agreement.

(C)	FIRSTLINK shall notify CUBEBIO immediately upon discovery of any unauthorized use to the disclosure of Confidential Information or any other breach of this agreement by FIRSTLINK and/or Representatives, and shall cooperate in every reasonable way to help CUBEBIO regain possession of the Confidential Information and prevent its further unauthorized use or disclosure.

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(D)	In case of the breach of confidential duty by FIRSTLINK under this Agreement, CUBEBIO shall be entitled to seek and obtain equitable relief including injunction against any breach hereof, without prejudice to the right to assert any other remedy it may have, in addition to the compensation for monetary damages.

(E)	The Confidential Information above mentioned shall mean any and all information or any portion thereof disclosed to or otherwise acquired by FIRSTLINK or its Representatives either directly or indirectly from CUBEBIO, including, but not limited to, the PRODUCTS as defined herein, enhancements, modifications, discoveries, claims, formula, processes, apparatuses, research, development, patents, the registration dossier, trade secrets, knowledge, designs, specifications, drawings, concepts, data, reports, methods, documentation, methodology, pricing, marketing and sales plans, any other information or knowledge owned, developed or controlled by CUBEBIO and any other information or knowledge related to the business of CUBEBIO and FIRSTLINK.

(F)	Article 7 shall survive any termination or expiration of this Agreement.

8.	Responsibility:

CUBEBIO shall manufacture and deliver the PRODUCT in strict conformance with the PRODUCT’s specifications according to approved registration file from time to time and, during the period of validity of the PRODUCTS, CUBEBIO shall be liable for the effectiveness of PRODUCT. FIRSTLINK shall not manufacture or distribute similar products by itself or through any other third party or appoint any other third party to manufacture the PRODUCT regardless of any circumstance.

(A)	The CUBEBIO:

i.	is responsible for supervising the manufacturing of the PRODUCT in order to maintain the product quality and to deliver the goods as scheduled.

ii.	also ensures that the PRODUCT shall have at least 75% of remaining shelf life when they were on board to the ordering country in the Territory.

iii.	devote its best efforts to give the teach the staff that appointed by the FIRSTLINK in order to provide the efficient after-sales service to end-users.

iv.	shall provide the sample for the sake of laboratory test by Health Authority in the respective Territory.

v.	shall provide the Authorization letter to local dealers for Channel processing or Regulatory requirements.

vi.	shall indemnify FIRSTLINK on any damages or losses arising from or incidental to the quality of the PRODUCTS related to the manufacture of the PRODUCT except for the defects resulting from divergence of the normal usage, designated storage and delivery condition instruction.

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(B)	The FIRSTLINK:

i.	agrees to place the order, launch the PRODUCT and commence marketing, promoting and detailing activities within the Territory no later than three (3) months after completing product registration in each Territory.

ii.	Undertakes to apply for the local registration if needed, it can be under whatever categories deem appropriate for the countries in the Territory, with the supporting documents given to FIRSTLINK.

iii.	Agrees to conduct the local laboratory tests of the drug by local Health Authority if required.

(C)	The Breach of Obligation under this Agreement

Either party shall be fully responsible for any damages arising from the breach of any obligation under this Agreement.

(D)	Indemnification

i.	FIRSTLINK shall indemnify, defend, and hold CUBEBIO and its Affiliates safe from and harmless against any and all liabilities, demands, damages, or losses arising or resulting from marketing and distribution of PRODUCTS by FIRSTLINK in the Territory or the breach of this Agreement by FIRSTLINK.

ii.	CUBEBIO shall indemnify, defend, and hold FIRSTLINK and its Affiliates safe from and harmless against any and all liabilities, demands, damages, or losses arising or resulting from the manufacture and/or supply of the Product by or under the control of CUBEBIO or the breach of this Agreement by CUBEBIO.

9.	Prices:

See attached Appendix I

Prices from CUBEBIO will always be fair and competitive. Only justified price corrections can be made based on the changes directly related to the production costs and currency fluctuations. In the event of any price changes, CUBEBIO shall give FIRSTLINK sixty (60) days of prior written notice and confirmed by FIRSTLINK in writing and keeping the same price for the last orders until the new price is in place.

10.	Prices Revision on Clause (11):

The prices on clause (11) may be adjusted through discussion and by mutually written agreement in case of huge change of market conditions that is reasonably beyond the control by both parties.

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11.	Payment and Shipment:

Both parties shall agree upon the definitive payment and delivery terms in writing in due course in respect of the PRODUCT having considered the registration progress, marketing plan and manufacturing progress.

FIRSTLINK shall have an inspection period of TEN (10) business days for goods inspection, Any superficial defective or damaged PRODUCT shall be reported to the CUBEBIO within three working days after the inspection period in writing. CUBEBIO shall arrange goods replacement for identified defective or damaged goods of quality issue at its own cost within mutually agreed period. Cargo return of unsold goods shall not be permitted after the inspection period under CUBEBIO’s cost, unless both parties agree on it due to the quality issue of the product.

12.	Obligation on the termination or expiration of this Agreement:

(A)	Subject to this Agreement, should expiration of this Agreement take place in accordance with the termination of the distribution right for any product occurs in accordance with Article 6, the FIRSTLINK shall not use any and all PRODUCT licenses, sell or distribute the PRODUCT.

(B)	Upon termination or expiration of this Agreement, FIRSTLINK shall return or destroy any Confidential Information provided from CUBEBIO under this Agreement with written proof of destroying it.

(C)	Article 12 shall survive any termination or expiration of this Agreement.

13.	Trademark & Features:

The CUBEBIO:

(A)	Shall own the Trademark of the PRODUCTS in the Territory and label the trademark of the CUBEBIO on the PRODUCT, inner and outer packaging materials. The trademark of the CUBEBIO used in this Agreement shall be defined by the CUBEBIO separately.

(B)	Shall proceed the Trademark registration and bear the expenditure of the Trademark registration in the Territory.

The FIRSTLINK:

(A)	Shall not tamper with trademarks, Lot numbers, expiry date or other means of identification used on or in relation to the PRODUCTS.

(B)	Not use any of the Trademarks in any way that might prejudice their distinction, validity or the good will of the CUBEBIO therein.

(C)	Shall not use, in relation to the PRODUCTS, any trademarks other than the said Trademarks in advance agreed upon by both parties.

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(D)	The FIRSTLINK shall take responsibility for any matters in connection with the patent of the Product occurring in the Territory.

(E)	Shall support CUBEBIO in the process of Trademark registration in Territory.

14.	Force Majeure:

Neither the CUBEBIO nor the FIRSTLINK shall be liable for damages for any delay or failure in the performance of this Agreement resulting from any cause beyond its reasonable control irrespective of the nature thereof and is not foreseeable on the Effective Date. Such cause shall include, without limitation, Acts of God, fires, explosions, floods, wars, acts of war, sabotage, riots accidents, breakdowns of machinery or equipment, plant shutdowns, strikes, labor disputes or shortages, all governmental actions and inability to obtain material equipment or transportation.

The party prevented from performing this Agreement because of an event of Force Majeure shall promptly notify the other party of the occurrence of such event together with a description thereof and an estimation of the length of the delay such event is likely to the performance of this Agreement. In the event that the performance of a party is delayed for more than [6 months], the other party shall have the right, which shall be exercisable for so long as the cause of such delay shall continue to exist, to terminate this Agreement without liability for such termination.

15.	ASSIGNMENT:

CUBEBIO shall have no right to assign any of its rights or delegate its obligations under this Agreement without prior written consent of FIRSTLINK. This Agreement shall be binding upon the parties’ respective successors and permitted assigns.

16.	SEVERABILITY:

In the event that any provision of this Agreement shall be unenforceable or invalid under any applicable law or be so held by applicable court or arbitration decision, such unenforceability or invalidity shall not render this Agreement unenforceable or invalid as a whole, and, in such event, such provisions shall be changed and interpreted so as to best accomplish the objectives of such unenforceable or invalid provision within the limits of applicable law or applicable court or arbitration decision.

17.	Law and Final Arbitration:

(A)	This Agreement is governed by and shall be construed in accordance with the laws of Singapore.

(B)	Any dispute, controversy, difference or claim arising out of, relating to or in connection

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with this contract, or the breach, termination or invalidity thereof, shall be finally settled by arbitration referred to Singapore International Arbitration Centre in accordance with its Practice Note on UNVITRAL cases. The language of arbitration shall be English. The arbitral award shall be final and binding upon both parties.

18.	The attached “Appendixes”:

The attached “Appendixes” duly signed by both parties constitute part of this Agreement. This Agreement embodies the entire agreement between the parties with respect to the subject matter hereof.

19.	Miscellaneous

(A)	Notice. Any report, accounting, objection, notice, or consent required or provided for by the terms of this Agreement shall be in writing, and all accounting, obligations, notices, consents, and reports provided for hereunder shall be sent by registered mail, postage prepaid, or by electronic mail or facsimile with a receipt confirmation to the business address of the party to be served therewith. It is agreed that the business addresses of the parties shall be as follows:

If to CUBEBIO	CUBEBIO Co., Ltd. Address: 8F Shinhan Life Bldg, Digital-ro 10-gil 9, Geumcheon-gu, Seoul Korea Attention: KIM HAK KYU E-mail: hk130@cubebio.co.kr Tel: +82 70 4607 3869

If to FIRSTLINK	Firstlink Healthcare Asia LTD. Address: Room B, 17/F, Loyong Court, 212-220 Lockhart Road, wanchai, Hong Kong Attention: Justin Park E-mail: justin@firstlink-hk.com Tel: +852 9154 2782

20.	The Amendment

No amendment, change, modification, nor alteration of the terms and conditions of this Agreement shall be binding upon either Party unless written and signed by the Parties.

In witness whereof, the parties have hereto caused this Agreement, to be executed in duplicate by their representatives as of the day, month and year herein under written in their registered office.

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[CUBEBIO Co., Ltd.]	[Firstlink Healthcare Asia Ltd.]

[Choi, Eun-Jong]	[Patrick Wong]
[CEO]	[CEO]

11th November 2022	11th November 2022

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Appendix I

PRODUCT Specification and Terms

Trade Term: FOB Korea

No.	Product Name	Package	Price (USD)
1	Purine Metabolite Assay Kit	30 Tests / Vial	USD 300 / Vial
2	CEED-SA Device	1 Device / Unit	USD 99 / Unit
3	CEED-SA Sensor	1 Sensor / Unit	USD 10 / Unit
4	CEED-D	100 Tests / Bottle	USD 350 / Bottle

3-year sales forecast for sales by Territory

Taiwan

Item	Year 1	Year 2	Year 3	Total
Purine Metabolite Assay Kit	700 Vials	1,200 Vials	1,700 Vials	3,600 Vials
CEED-SA Device	300 Units	600 Units	900 Units	1,800 Units
CEED-SA Sensor	60,000 Units	100,000 Units	120,000 Units	280,000 Units
CEED-D	5,000 Bottles	8,000 Bottles	12,000 Bottles	25,000 Bottles

Thailand

Item	Year 1	Year 2	Year 3	Total
Purine Metabolite Assay Kit	800 Vials	1,200 Vials	1,700 Vials	3,700 Vials
CEED-SA Device	400 Units	600 Units	900 Units	1,900 Units
CEED-SA Sensor	65,000 Units	100,000 Units	120,000 Units	285,000 Units
CEED-D	5,500 Bottles	8,000 Bottles	12,000 Bottles	25,500 Bottles

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Indonesia

Item	Year 1	Year 2	Year 3	Total
Purine Metabolite Assay Kit	800 Vials	1,200 Vials	1,700 Vials	3,700 Vials
CEED-SA Device	400 Units	600 Units	900 Units	1,900 Units
CEED-SA Sensor	65,000 Units	100,000 Units	120,000 Units	285,000 Units
CEED-D	5,500 Bottles	8,000 Bottles	12,000 Bottles	25,500 Bottles

Philippines

Item	Year 1	Year 2	Year 3	Total
Purine Metabolite Assay Kit	200 Vials	400 Vials	600 Vials	1,200 Vials
CEED-SA Device	100 Units	250 Units	400 Units	750 Units
CEED-SA Sensor	20,000 Units	40,000 Units	60,000 Units	120,000 Units
CEED-D	1,000 Bottles	2,000 Bottles	3,000 Bottles	6,000 Bottles

Vietnam

Item	Year 1	Year 2	Year 3	Total
Purine Metabolite Assay Kit	800 Vials	1,200 Vials	1,700 Vials	3,700 Vials
CEED-SA Device	400 Units	600 Units	900 Units	1,900 Units
CEED-SA Sensor	65,000 Units	100,000 Units	120,000 Units	285,000 Units
CEED-D	5,500 Bottles	8,000 Bottles	12,000 Bottles	25,500 Bottles

Malaysia

Item	Year 1	Year 2	Year 3	Total
Purine Metabolite Assay Kit	200 Vials	400 Vials	600 Vials	1,200 Vials
CEED-SA Device	100 Units	250 Units	400 Units	750 Units
CEED-SA Sensor	20,000 Units	40,000 Units	60,000 Units	120,000 Units
CEED-D	1,000 Bottles	2,000 Bottles	3,000 Bottles	6,000 Bottles

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